UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2004

Commission File Number	Exact Name of Registrant as Specified in its Charter, Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.
1-16827	Premcor Inc. 1700 East Putnam Avenue, Suite 400 Old Greenwich, Connecticut 06870 (203) 698-7500	Delaware	43-1851087

1-11392	The Premcor Refining Group Inc. 1700 East Putnam Avenue, Suite 400 Old Greenwich, Connecticut 06870 (203) 698-7500	Delaware	43-1491230

Item 5. Other Events

On April 20, 2004, Premcor Inc. entered into an underwriting agreement for the public offering of up to 14,950,000 million shares of its common stock at a public offering price of $34.00 per share. Premcor Inc.’s wholly owned subsidiary, The Premcor Refining Group Inc., entered into an underwriting agreement for the public offering of up to $400 million aggregate principal amount of senior notes. The senior notes include $200 million 6 1/8% notes due 2011 and $200 million 6 3/4% notes due 2014 and will be guaranteed by Premcor Inc. Both the common stock and senior notes were registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pursuant to a shelf registration statement (Registration numbers 333-111240 and 333-111240-01). We expect to complete the sale of the common stock and senior notes on April 23, 2004.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
1.1	Common Stock Underwriting Agreement dated April 20, 2004 among Premcor Inc. and Morgan Stanley & Co. Incorporated, Credit Suisse First Boston LLC, Citigroup Global Markets Inc., and UBS Securities LLC, as representatives of the Underwriters

1.2	Senior Notes Underwriting Agreement dated April 20, 2004 among The Premcor Refining Group Inc., Premcor Inc, Credit Suisse First Boston LLC, and Morgan Stanley & Co. Incorporated as representatives of the Underwriters

5.1	Opinion of Stroock & Stroock & Lavan LLP as to the legality of the common stock securities

5.2	Opinion of Stroock & Stroock & Lavan LLP as to the legality of the debt securities

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Premcor Inc.
The Premcor Refining Group Inc.
(Co-Registrants)

/s/ Dennis R. Eichholz
Dennis R. Eichholz
Controller (principal accounting officer and duly authorized officer)

April 22, 2004

Exhibit Index

Exhibit No.	Description
1.1	Common Stock Underwriting Agreement dated April 20, 2004 among Premcor Inc. and Morgan Stanley & Co. Incorporated, Credit Suisse First Boston LLC, Citigroup Global Markets Inc., and UBS Securities LLC, as representatives of the Underwriters

1.2	Senior Notes Underwriting Agreement dated April 20, 2004 among The Premcor Refining Group Inc., Premcor Inc, Credit Suisse First Boston LLC, and Morgan Stanley & Co. Incorporated as representatives of the Underwriters

5.1	Opinion of Stroock & Stroock & Lavan LLP as to the legality of the common stock securities

5.2	Opinion of Stroock & Stroock & Lavan LLP as to the legality of the debt securities